UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2023

Battalion Oil Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3505 West Sam Houston Parkway North Suite 300 Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	BATL	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01	Entry into a Material Definitive Agreement.

On September 6, 2023, Battalion Oil Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with each of the purchasers set forth on Schedule A thereto (the “Buyers”), pursuant to which the Company agreed to sell to the Buyers, in a private placement, an aggregate of 38,000 shares (the “Series A-1 Preferred Shares”) of Series A-1 Redeemable Convertible Preferred Stock, par value $0.0001 per share (the “Series A-1 Preferred Stock”).  A description of the material terms of the transaction is set forth below and is qualified in its entirety by reference to the documents attached hereto as Exhibit 3.1, Exhibit 10.1 and Exhibit 10.2, which are incorporated herein by reference.

The Buyers of the Series A-1 Preferred Shares included certain funds managed by Luminus Management, LLC, Oaktree Capital Management, LP, and LSP Investment Advisors, LLC, our largest three (3) existing shareholders whose appointed representatives make up fifty percent (50%) of our board of directors. The issuance of Series A-1 Preferred Shares was approved by our board of directors upon recommendation by a special committee of disinterested directors that was established to evaluate the proposed terms of the transaction. The aggregate purchase price paid by the Buyers for the Series A-1 Preferred Shares was approximately $37,050,000, with related expenses and fees to be paid out of the proceeds. The Company intends to use the proceeds for general corporate and working capital purposes including scheduled debt principal and interest payments.

Purchase Agreement

The Purchase Agreement entered into by the Company and the Buyers contains representations, warranties, and covenants of the Company and each of the Buyers, as well as indemnification rights and other obligations of the parties. The closing of the transaction, including the issuance of the Series A-1 Preferred Shares, occurred on September 6, 2023 (the “Closing Date”), and was conditioned on customary closing conditions, including the accuracy of the representations and warranties in the Purchase Agreement, the compliance by the parties with the covenants in the Purchase Agreement, and no material adverse effect occurred with respect to the Company.

Description of Series A-1 Preferred Stock

The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series A-1 Preferred Stock issued in the transaction are set forth in the Series A-1 Certificate of Designations of the Company (the “Certificate of Designations”), which form is attached as Exhibit 3.1 to this Current Report on Form 8-K. The Certificate of Designations is filed with the Delaware Secretary of State.

The holders of shares of the Series A-1 Preferred Stock generally have no voting rights, except as required by the General Corporation Law of the State of Delaware (the “DGCL”), other applicable law, the Certificate of Incorporation (as amended from time to time in accordance with its terms and the DGCL, the “Certificate of Incorporation”), or as otherwise described in the Certificate of Designations, and except that the consent of the holders of at least two-thirds of the outstanding Series A-1 Preferred Stock is required to: (i) authorize, create, or increase the authorized amount of, or issue any class or series of class or series that ranks senior to the Series A-1 Preferred Stock with respect to dividend rights or rights upon a liquidation, winding-up or dissolution of the Company (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such capital stock, the “Senior Stock”), or reclassify or amend the provisions of any existing class of securities of the Company into shares of Senior Stock; (ii) authorize, create or issue any stock or debt instrument or other obligation that is convertible or exchangeable into shares of its Senior Stock (or that is accompanied by options or warrants to purchase such Senior Stock); (iii) amend, alter or repeal any provision of the Certificate of Incorporation or the Certificate of Designations, in either case, in a manner that materially adversely affects the special rights, preferences, privileges or voting powers of the Series A-1 Preferred Stock; (iv) declare or pay any dividends or other distributions in cash or property with respect to its common stock, par value $0.0001 per share, of the Company (the “Common Stock”) or other class or series of capital stock of the Company, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series A-1 Preferred Stock with respect to dividend rights or rights upon a liquidation, winding-up or dissolution of the Company (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such capital stock, the “Junior Stock”); (v) redeem, repurchase or acquire shares of its Common Stock or other Junior Stock (other than with respect to customary repurchase rights or tax withholding arrangements with respect to equity awards or benefit plans); or (vi) redeem, repurchase, recapitalize or acquire shares of its stock on a parity with any class or series of capital stock of the Company, the terms of which provide that such class or series ranks on a parity with the Series A-1 Preferred Stock with respect to dividend rights or rights upon a liquidation, winding-up or dissolution of the Company (such capital stock, including the Series A Redeemable Convertible Preferred Stock of the Company, par value $0.0001 per share, together with any warrants, rights, calls or options exercisable for or convertible into such capital stock, the “Parity Stock”) other than (A) pro rata offers to purchase all, or a pro rata portion, of the Series A-1 Preferred Stock and such Parity Stock (B) as a result of a reclassification of Parity Stock for or into other Parity Stock or Junior Stock, (C) the exchange or conversion of Parity Stock for or into other Parity Stock or Junior Stock or (D) the purchase of fractional interests in shares of Parity Stock pursuant to the conversion or exchange provisions of such Parity Stock or the security being converted or exchanged.

Holders of Series A-1 Preferred Stock are entitled to receive dividends at the rate per share of Series A-1 Preferred Stock equal to the Series A-1 Dividend Rate (the “Series A-1 Dividend”). The “Series A-1 Dividend Rate” means fourteen and one-half percent (14.50%) per annum on the then-applicable liquidation preference. If a Series A-1 Dividend is not declared and paid in cash on a Dividend Payment Date, then in full discharge of such Series A-1 Dividend for such Dividend Period, the Liquidation Preference of each outstanding share of Series A-1 Preferred Stock, regardless of its date of issue, automatically increases on such Dividend Payment Date by an amount equal to sixteen percent (16.00%) per annum multiplied by the Liquidation Preference in effect immediately after the immediately prior Dividend Payment Date (or the Issuance Date in respect of the first Dividend Period) (such automatic increase, the “Unpaid Dividend Accrual”), which, for the avoidance of doubt, will be pro-rated for the period of time elapsed during such Dividend Period. The period from the Closing Date to and including September 30, 2023, and each period from but excluding a Dividend Payment Date to and including the following Dividend Payment Date is herein referred to as a “Dividend Period.” “Dividend Payment Date” means March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 2023, and the “Liquidation Preference” equals one thousand dollars ($1,000) per share of Series A-1 Preferred Stock, which amount shall be adjusted as the result of any Unpaid Dividend Accrual (or payment thereof), and as otherwise set forth in the Certificate of Designations.

Each Buyer has the option from time to time to convert all or a portion of such Buyer’s shares of Series A-1 Preferred Stock into Common Stock at the Conversion Ratio. The “Conversion Ratio” means, for each share of Series A-1 Preferred Stock, the quotient of (i) the liquidation preference as of the date of the conversion and (ii) the then applicable Conversion Price. The “Conversion Price” is initially $7.63, which may be adjusted from time to time as set forth in the Certificate of Designations.

Second Amendment to Registration Rights Agreement

In connection with the Purchase Agreement, the Company also entered into the Second Amendment to Registration Rights Agreement, dated September 6, 2023, by and between the Company and the parties identified thereto (the “Amendment No. 2”) to the Registration Rights Agreement, dated as of October 8, 2019, as amended (the “Registration Rights Agreement”). Under Amendment No. 2, the Company granted the parties certain registration rights with respect to Common Stock issuable upon conversion of the Series A-1 Preferred Stock.

The foregoing summaries of the material terms of the Purchase Agreement, the Certificate of Designations, and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text thereof, copies of which are filed herewith as Exhibit 3.1, Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference herein.

Item 3.02	Unregistered Sale of Equity Securities.

The information regarding the private placement of the Series A-1 Preferred Shares, issued to the Buyers pursuant to the Purchase Agreement, set forth in Item 1.01 and Item 5.03 of this Current Report on Form 8-K, is incorporated by reference into this Item 3.02.

The private placement of the Series A-1 Preferred Stock pursuant to the Purchase Agreement was undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

A summary of the rights, preferences and privileges of the Series A-1 Preferred Stock and other material terms and conditions of the Certificate of Designations is set forth in Item 1.01 of this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Designations, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations of Series A-1 Redeemable Convertible Preferred Stock dated effective September 6, 2023.
10.1	Purchase Agreement, dated September 6, 2023, by and among Battalion Oil Corporation and each of the purchasers set forth on Schedule A thereto.
10.2	Second Amendment to Registration Rights Agreement dated September 6, 2023, by and among Battalion Oil Corporation and each of the parties thereto, as investors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTALION OIL CORPORATION

September 7, 2023	By:	/s/ Matthew B. Steele
	Name:	Matthew B. Steele
	Title:	Chief Executive Officer

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